EXHIBIT 10

Phil Mulacek

25025 Interstate 45, STE 420

The Woodlands, Texas 77380

December 1, 2023

Empire Petroleum Corporation

2200 South Utica Place, Suite 150

Tulsa, Oklahoma 74114

Re:	That certain Securities Purchase Agreement dated as of November 29, 2023, by and between Empire Petroleum Corporation and Phil Mulacek (the “SPA”)

Ladies and Gentlemen:

This letter is to memorialize our understanding and agreement with respect to an amendment to the SPA.

1.          Amendment. The reference to “1,256,832” shares in Section 1.1 is hereby amended to “1,240,845”.

2.          Full Force and Effect. Except to the extent specifically set forth herein, the SPA remains in full force and effect.

3.          Counterparts. This letter may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

4.          Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflicts of law of the State of Delaware or any other jurisdiction that would require the application of the laws of another jurisdiction.

5.          Entire Agreement. The SPA and this letter amendment constitutes the entire agreement between Phil Mulacek and Empire Petroleum Corporation and supersedes any and all other written or oral agreements or understandings between Phil Mulacek and Empire Petroleum Corporation concerning the subject matter hereof. No modification or amendment of the terms and provisions of this letter shall be effective unless in writing and signed by the party against whom enforcement is sought.

[Remainder of Page Intentionally Blank]

Please indicate your agreement with each of the foregoing terms and provisions set forth above by signing where indicated below and returning an original to us.

Best regards,
/s/ Phil Mulacek
Phil Mulacek

Acknowledged and agreed by Empire Petroleum Corporation as of the date first set forth above:

Empire PETROLEUM CORPORATION

By:	/s/ Michael R. Morrisett
Name: Title:	Michael R. Morrisett President and Chief Executive Officer